UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 20, 2015

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2015, Annaly Capital Management, Inc. (the “Company” or “Annaly”) announced the appointment of Kevin Keyes as Chief Executive Officer of the Company, effective September 30, 2015.  Mr. Keyes will also retain the title of President.  Mr. Keyes, age 47, has been President of Annaly and a member of its Board of Directors since November 2012.

On July 20, 2015, the Company announced that Wellington Denahan, Annaly’s co-founder, Chairman and Chief Executive Officer, will remain Chairman of the Board of Directors and, effective September 30, 2015, will also serve as Executive Chairman of the Company focusing on strategic and capital allocation decisions.  Ms. Denahan, age 51, co-founded Annaly in 1996.

A copy of the press release reporting on the appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between either Ms. Denahan or Mr. Keyes and any other person pursuant to which she or he was appointed.  There are also no family relationships between either Ms. Denahan or Mr. Keyes and any director or executive officer of the Company and neither Ms. Denahan nor Mr. Keyes has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except for certain transactions described in the section entitled “Certain Relationships and Related Transaction” in the Company’s Definitive Proxy Statement, as originally filed with the Securities and Exchange Commission on April 9, 2015, which the Company hereby incorporates by reference.

Item 9.01.         Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

99.1     Press Release, dated July 20, 2015, issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

		By:	/s/ Glenn A. Votek
			Name:	Glenn A. Votek
			Title:	Chief Financial Officer

Date:	July 20, 2015